Exhibit 99.1

May 2, 2017

Ignyta Announces Proposed Public Offering of Common Stock

SAN DIEGO—(BUSINESS WIRE) — Ignyta, Inc. (Nasdaq: RXDX) (“Ignyta”), a biotechnology company focused on precision medicine in oncology, today announced that it has commenced an underwritten public offering of 10,000,000 shares of its common stock. In connection with this offering, Ignyta expects to grant the underwriters a 30-day option to purchase up to an additional 1,500,000 shares of its common stock at the public offering price, less the underwriting discounts and commissions. The offering is subject to market and other conditions, and there can be no assurances as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Ignyta anticipates using the net proceeds from the offering to fund research and development activities for its development programs, including, but not limited to, the clinical development and pre-commercialization activities of entrectinib, to conduct ongoing clinical and pre-clinical development of other pipeline assets such as RXDX-105 and RXDX-106, to complete development activities related to the diagnostic lab, and for working capital and other general corporate purposes.

J.P. Morgan Securities LLC and Piper Jaffray & Co. are acting as joint book-running managers for the offering.

The shares described above are being offered by Ignyta pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was previously filed by Ignyta with the Securities and Exchange Commission (the “SEC”) and that was declared effective on April 21, 2016. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering, when available, may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; or from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by telephone at (800) 747-3924, or by email at prospectus@pjc.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Ignyta, Inc.

At Ignyta, we work tirelessly on behalf of patients with cancer to offer potentially life-saving, precisely targeted therapeutics (Rx) guided by companion diagnostic (Dx) tests. Our integrated Rx/Dx strategy allows us to enter uncharted territory, illuminating the molecular drivers of cancer and quickly advancing treatments to address them. This approach embraces even those patients with the rarest cancers, who have the highest unmet need and who may otherwise not have access to effective treatment options. With our pipeline of potentially first-in-class or best-in-class precision medicines, we are pursuing the ultimate goal of not just shrinking tumors, but eradicating cancer relapse and recurrence in precisely defined patient populations.

Forward-Looking Statements:

This press release contains “forward-looking statements” about Ignyta as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to Ignyta’s expectations regarding the completion, timing and size of its proposed public offering, its expectations with respect to granting the underwriters a 30-day option to purchase additional shares and the anticipated use of proceeds therefrom. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as risks and uncertainties associated with Ignyta’s business and finances in general, and the other risks described in Ignyta’s annual report on Form 10-K for the year ended December 31, 2016 and other filings with the SEC. Ignyta undertakes no obligation to update the statements contained in this press release after the date hereof.

Ignyta, Inc.

Jacob Chacko, M.D.

CFO

858-255-5959

jc@ignyta.com

Source: Ignyta, Inc.